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                              EMPLOYMENT AGREEMENT


         AGREEMENT dated as of April [ ], 1998 between IBS Interactive, Inc., a Delaware corporation (the "Company") with its corporate offices at 2 Ridgedale Avenue, Suite 350, Cedar Knolls, New Jersey 07927, and Jeffrey E. Brenner (the "Executive") residing at [ ].
                                    RECITALS

1. The Company desires to employ Executive and the Executive has agreed to be employed as the Chief Financial Officer of the Company.

2. In connection with an initial public offering of the Company's Common Stock (the "IPO"), the parties hereto desire to provide for the employment of the Executive upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment; Term; Military Leave.

         (a) Employment Subject to the terms and conditions set forth herein, the Company agrees to employ and Executive agrees to serve as the Company's Chief Financial Officer to perform such services, and have such powers and authority as are specified in the Company's Restated By-Laws, as in effect from time to time, or assigned to the Executive by the Company's Board of Directors, provided, that, the same is not inconsistent with such position. Executive agrees that he will use his full business time to promote the interests of the Company and its affiliates and to fulfill his duties hereunder. Nothing in this Agreement shall however preclude Executive from engaging, so long as, in the reasonable determination of the Company's Board of Directors, such activities do not interfere with the execution of his duties and responsibilities hereunder, in charitable and community affairs, from managing any passive investment made by the Executive in publicly traded equity securities or other property (provided, that, no such investment may exceed 5% of the equity of any entity, without the prior approval of the Company's Board of Directors) or from serving, subject to the prior approval of the Company's Board of Directors, as a member of boards of directors or as a trustee of any other corporation, association or entity. For purposes of the preceding sentence, any approval of the Company's Board of Directors required herein shall not be unreasonably withheld.

         (b) Term. Unless sooner terminated pursuant to Section 3, the term of Executive's employment pursuant to this Agreement shall commence on the effective date (the "Effective Date") of the registration statement filed with the Securities and Exchange Commission relating to the IPO and shall continue thereafter for a period of four years or such earlier date as may be specified in a written notice (the "Termination Notice") delivered by either the Company or Executive to the other party that this Agreement shall terminate on a date not less than one year subsequent to the delivery of the Termination Notice. Each of the Company and Executive agree that on the Effective Date, the Current Agreement will be superseded by this Agreement. This Agreement shall

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automatically renew for one (1) successive four (4) year period; provided, however, that this Agreement shall expire on the fourth anniversary of the Effective Date if either the Company or Executive has given the other party hereto written notice at least six (6) months prior to such date that this Agreement will not be renewed.

         (c) Military Leave. Executive shall be entitled to all the protection and benefits afforded by any laws relating to any future compulsory military service to which Executive may be called and this Agreement shall be deemed subject to the provisions of any such law. Upon the submission to the Company of proof of having been called for military service, Executive will be granted a leave of absence for the duration of such service. This Section shall not be applicable if Executive voluntarily seeks military service.

2. Compensation. During the employment term under this Agreement, the Company shall compensate the Executive as follows:

         (a) Base Salary. Subject to adjustment as set forth below, the Company will pay Executive an annual salary at a rate of One Hundred Twenty Five Thousand Dollars ($125,000) per year, payable in substantially equal monthly installments, or more frequently in accordance with Company's usual payroll policy. On each anniversary of the Effective Date, the Executive's then existing base salary will be increased at such additional rate or amounts as the Compensation Committee (or Board of Directors, if at the time there shall be no Compensation Committee) shall deem appropriate. Any such increases granted in the discretion of the Compensation Committee will be retroactive to the beginning of the then current fiscal year. The Company will review annually the Executive's performance and compensation.

         (b) Performance Bonus. The Executive shall be entitled to such bonus compensation as the Compensation Committee deems appropriate. Such bonus compensation shall be based, in part, on the achievement of performance criteria established by the Compensation Committee, including criteria relating to the profitability of the Company.

         (c) On the date hereof, the Executive shall receive an award, pursuant to the Company's 1998 Stock Option Plan, of 40,000 options to purchase the Company's Common Stock. Additionally, the Executive shall receive an award of 20,000 shares of restricted Common Stock on May __, 1998. The shares of restricted Common Stock will vest ratably over a four year period commencing on the first anniversary of the date of this Agreement.

         (d) Benefits. Executive will be eligible to participate in all benefit programs of the Company which are in effect for its senior executive personnel and, to the extent available to executive personnel, its employees generally from time to time.

         (e) Vacation. Executive will be entitled each year to vacation for a period or periods not inconsistent with the normal policy of Company in effect from time to time, but in any event not less than twenty vacation days each year and to such holidays as may be customarily afforded to its employees by the Company, during which periods the Executive's compensation shall be paid in full.

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         (f) Reimbursement of Expenses.

                  (i) All reasonable travel and entertainment expenses incurred by Executive in the course of fulfilling this Agreement or otherwise promoting the Company and its business shall be reimbursed by the Company. Such reimbursement shall be made to the Executive promptly following submission to the Company of receipts and other documentation of such expenses reasonably satisfactory to the Company.

                  (ii) In addition to the expenses reimbursable pursuant to paragraph (i) above, the Company shall also pay to Executive a monthly allowance of $400 for automobile expenses, provided, however, that the Company shall be entitled to withhold from such allowance, any amounts required to be withheld by applicable federal, state or local tax laws.

3. Termination.

         (a) Death and Legal Incapacity. Executive's employment hereunder shall terminate upon the Executive's death or legal incapacity.

         (b) Disability. Executive's employment hereunder may be terminated by the Company in the event of Executive's physical or mental incapacity or inability to perform his duties as contemplated under this Agreement for a period of at least one hundred twenty (120) consecutive days.

         (c) For Cause. Executive's employment hereunder may be terminated by the Company upon the occurrence of any of the following events:

                  (i) Executive's intentional breach of any provision hereof, which breach shall not have been cured within 20 days after written notice thereof from the Company (or cure commenced within said 20 day period if said breach is not curable within said 20 day period) which breach has a material adverse effect on the Company;

                  (ii) Executive's intentional violation of any other duty or obligation owed by Executive to the Company which violation shall not have been cured within 20 days after written notice thereof from the Company (or cure commenced within said 20 day period if said violation is not curable within said 20 day period) which violation has a material adverse effect on the Company.

                  (iii) Executive is convicted or pleads guilty or nolo contendre to any felony (other than traffic violation) or any crime involving fraud, dishonesty or misappropriation;

                  (iv) Executive willfully fails to perform and discharge his duties hereunder in a competent manner and such failure shall continue for a period in excess of 20 days after written notice thereof specifying the failures is given by the Company to the Executive.

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                  (v) Executive willfully engages in misconduct that causes
          material harm to the Company and such misconduct shall continue for a period in excess of 20 days after written notice thereof specifying such misconduct and the resulting harm is given by the Company to the Executive.

         (d) Consent of Directors. Termination of this Agreement by the Company for reasons other than: (i) for cause or (ii) Executive's death, legal capacity or disability must be approved by a vote of 2/3 of the members of the Company's Board of Directors.

         (e) For Good Reason. Executive may immediately terminate his employment hereunder for good reason ("Good Reason") in the event:

                  (i) The Company assigns to Executive any duties or responsibilities inconsistent with Section 1, which assignment is not withdrawn within 20 business days after Executive's notice to the Company of his reasonable objection thereto; or

                  (ii) The Company breaches any material provision of this Agreement and such breach and the effects thereof are not remedied by the Company within 20 business days after Executive's notice to the Company of the existence of such breach.

         (f) Effect of Termination.

                  (i) If the Company terminates this Agreement for reasons other than for cause, or Executive's death, legal incapacity or disability or Executive terminates this Agreement for Good Reason, the obligations of Executive under this Agreement will terminate except that the covenants contained in Section 4(a) shall continue indefinitely. In such event, for a period of one (1) year after the date of Executive's termination, the Company shall pay Executive, in accordance with customary payroll procedures, Executive's base salary as then in effect. Additionally, any and all options, warrants or other securities awarded to Executive pursuant to the Company's 1998 Stock Option Plan or any other similar plan shall, as of the date of Executive's termination, immediately vest and become exercisable and all such options, warrants or other securities shall remain exercisable by Executive for the duration of the period during which the options, warrants or other securities would have remained exercisable if Executive had remained employed by the Company.

                  (ii) Except as otherwise provided herein, if Executive's employment is terminated for any reason other than for cause, Good Reason or Executive's death, legal incapacity or disability, the obligations under this Agreement will terminate except that the covenants contained in Section 4(a) shall continue indefinitely and the covenants contained in Section 4(d) shall continue until the first anniversary of the date of Executive's termination. In such event, Executive shall be entitled to receive only the compensation hereunder accrued and unpaid as of the date of Executive's termination.

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                  (iii) No amount payable to Executive pursuant to this
         Agreement shall be subject to mitigation due to Executive's acceptance or availability of other employment.

4. Restrictive Covenants; Non-Competition

         Executive in consideration of his employment hereunder agrees as follows:

         (a) Except as otherwise permitted hereby, or by the Company's Board of Directors, Executive shall treat as confidential and not communicate or divulge to any other person or entity any information related to the Company or its affiliates or the business, affairs, prospects, financial condition or ownership of the Company or any of its affiliates (the "Information") acquired by Executive from the Company or the Company's other employees or agents, except
(i) as may be required to comply with legal proceedings (provided, that, prior to such disclosure in legal proceedings Executive notifies the Company and reasonably cooperates with any efforts by the Company to limit the scope of such disclosure or to obtain confidential treatment thereof by the court or tribunal seeking such disclosure) or (ii) while employed by the Company, as Executive reasonably believes necessary in performing his duties. Executive shall use the Information only in connection with the performance of his duties hereunder, and not otherwise for his benefit or the benefit of any other person or entity. For the purposes of this Agreement, Information shall include, but not be limited to, any confidential information concerning clients, subscribers, marketing, business and operational methods of the Company or its affiliates and its and its affiliates' clients, subscribers, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company. Excluded from the Executive's obligations of confidentiality is any part of such Information that: (i) was in the public domain prior to the date of commencement of Executive's employment with the Company or (ii) enters the public domain other than as a result of Executive's breach of this covenant. This Section (4)(a) shall survive the expiration or termination of the other provisions of this Agreement.

         (b) Executive shall fully disclose to the Company all Inventions (which for purposes hereof shall be deemed to mean all discoveries, concepts, and ideas, whether or not patentable, including, but not limited to, processes, methods, formulas, and techniques, as well as improvements thereof or know-how related thereto) concerning or relating to the business conducted by the Company and concerning any present or prospective activities of the Company which are published, made or conceived by Executive, in whole or in part, during Executive's employment with the Company.

         (c) Executive shall make applications in due form for United States letters patent and foreign letters patent on such Inventions at the request of the Company and at its expense, but without additional compensation to the Executive. Executive further agrees that any and all such Inventions shall be the absolute property of Company or its designees. Executive shall assign to the Company all of Executive's right, title and interest in any and all Inventions, execute any and all instruments and do any and all acts necessary or desirable in connection with any such application for letters patent or to establish and perfect in the Company the entire right, title, and interest in such Inventions,


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patent applications, or patents, and shall execute any instrument necessary or desirable in connection with any continuations, renewals, or reissues thereof or in the conduct of any related proceedings or litigation.

         (d) During Executive's employment with the Company and for a period of one (1) year after the earlier of the expiration date of this Agreement or the termination of Executive's employment hereunder by the Company for cause or by Executive (other than for Good Reason):

                  (i) Executive will not, in any geographical area within which the Company is, at the time of Executive's termination or during the term of Executive's employment, marketing its products or services or conducting other business activities, directly or indirectly, engage in, own or control an interest in (except as a passive investor in publicly held companies and except for investments held at the date hereof) or act as an officer, director, or employee of, or consultant or adviser to, any firm, corporation or institution directly or indirectly competition with or engaged in a business including the provision of services substantially similar to that conducted by the Company at the time of Executive's termination or during the term of Executive's employment with the Company; and

                  (ii) Executive will not recruit or hire any employee of the Company, or otherwise induce such employee to leave the employment of the Company, to become an employee of or otherwise be associated with Executive or any company or business with which Executive is or may become associated.

5. Change of Control.

         In the event of a Change of Control, as hereinafter defined, the following provisions shall apply:

                  (a) If, immediately upon a Change of Control or at any time within one (1) year thereafter, Executive is no longer employed by the Company (or any entity to which this Agreement may be assigned in connection with such Change of Control) for any reason other than (i) for cause or (ii) Executive's death, legal incapacity or disability, Executive shall be entitled to receive, within 10 days after the termination date, a lump sum payment ("Change of Control Payment") equal to the amount of Executive's annual base salary then in effect plus any other amounts accrued and unpaid as of the date of termination. Notwithstanding the foregoing, if Executive shall so request, any Change of Control Payment may be paid to Executive in substantially equal monthly installments, or more frequently in accordance with the Company's usual payroll policy.

                  (b) For purposes of this Section 5, a "Change of Control" shall mean any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Principals and their Related Parties (as such terms are defined herein) or an entity controlled by each of the Principals and their Related Parties, becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934) of more than 50 percent (50%) of the total aggregate voting power of all classes of the Company's outstanding voting stock and/or

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warrants or options to acquire such voting stock, calculated on a fully diluted basis or (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office unless such majority of the directors then in office has been elected or nominated for election by the Principals or their Related Parties or any entity controlled by each of the Principals or their Related Parties. For purposes hereof, (x) "Principals" means each of Nicholas R. Loglisci, Jr., Clark D. Frederick and Frank R. Altieri, Jr.; and (y) "Related Party" with respect to any Principal means (A) the spouse or immediate family member of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consists of such Principal and/or such other persons referred to in the immediately preceding clause (A).

6. No Violation.

         Executive warrants that the execution and delivery of this Agreement and the performance of his duties hereunder will not violate the terms of any other agreement to which he is a party or by which he is bound. Additionally, Executive warrants that Executive has not brought and will not bring to the Company or use in the performance of Executive's responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless Executive has obtained express written authorization from the former employer for their possession and use. Executive represents that he is not and, since the commencement of Executive's employment with the Company has not been a party to any employment, proprietary information, confidentiality, or noncompetition agreement with any of Executive's former employers which remains in effect as the date hereof. The warranties set forth in this Section 6 shall survive the expiration or termination of the other provisions of this Agreement.

7. Breach by Executive.

         Both parties recognize that the services to be rendered under this Agreement by Executive are special, unique and extraordinary in character, and that in the event of the breach by Executive of the terms and conditions of this Agreement to be performed by him or in the event Executive performs services for any person, firm or corporation engaged in a competing line of business with Company, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, whether in law or in equity, to, by way of illustration and not limitation, obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Executive, or to enjoin Executive from competing with the Company or, performing services for himself or any such other person, firm or corporation. The Company may obtain an injunction restraining any such breach by Executive and no bond or other security shall be required in connection therewith. The Company and Executive each consent to the jurisdiction of the Superior Court of the State of New Jersey, located in Hackensack, New Jersey, and the United States Federal District Court for the District of New Jersey.



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8. Miscellaneous.

         (a) This Agreement shall be binding upon and inure to the benefit of the Company, its successors, and assigns and may not be assigned by Executive.

         (b) This Agreement contains the entire agreement of the parties hereto and supersedes all prior or concurrent agreements, whether oral or written, relating to the subject matter hereof. This Agreement may be amended only by a writing signed by the party against whom enforcement is sought.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its conflicts of laws, rules or principles.

         (d) Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person or, if mailed, on the date of deposit in the mails, postage prepaid, to the other party at the respective address of such party set forth herein or to such other address as shall have been specified in writing by either party to the other in accordance herewith.

         (e) The provisions of Sections 4(a) and 6 and the other provisions of this Agreement which by their terms contemplate survival of the termination of this Agreement, shall survive termination of this Agreement and be deemed to be independent covenants.

         (f) If any term or provision of this Agreement or its application to any person or circumstance is to any extent invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

         (g) No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach of this Agreement shall be deemed to be a waiver of any other breach of this Agreement theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded under this Agreement to any party hereto, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other rights or remedies against any other party hereto.

9. Indemnification

         The Company agrees to indemnify Executive to the fullest extent permitted by applicable law, as such law may be hereafter amended, modified or supplemented and to the fullest extent permitted by each of the Company's Restated Certificate of Incorporation and the Company's Restated By-Laws as from time to time amended, modified or supplemented. The Company further agrees that


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Executive is entitled to the benefits of any directors and officers liability insurance policy, in accordance with the terms and conditions of that policy, if such a policy is maintained by the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

                                              COMPANY

                                              IBS INTERACTIVE, INC.



                                              By:_____________________________
                                                       Name:
                                                       Title:

                                              EXECUTIVE


                                              _________________________________
                                                       Jeffrey E. Brenner

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